                                                                     Exhibit 1.1

                                 B Y E - L A W S

                                       of

                                  FLAG Limited

I H E R E B Y C E R T I F Y that the within-written Bye-laws are a true copy of the Bye-laws of FLAG Limited as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory Meeting of the above Company on the 19th day of April, 1994, as amended through 17th February 1999.

                                    Director

                                      INDEX

INTERPRETATION.................................................................3
REGISTERED OFFICE..............................................................7
SHARE RIGHTS...................................................................7
MODIFICATION OF RIGHTS.........................................................7
SHARES.........................................................................7
CERTIFICATES...................................................................8
REGISTER OF SHAREHOLDERS.......................................................9
REGISTER OF DIRECTORS AND OFFICERS.............................................9
DEFAULT.......................................................................10
TRANSFER OF SHARES............................................................12
TRANSMISSION OF SHARES........................................................18
INCREASE OF CAPITAL...........................................................19
ALTERATION OF CAPITAL.........................................................19
REDUCTION OF CAPITAL..........................................................20
MATTERS REQUIRING SPECIAL APPROVAL............................................20
BUSINESS PLAN: MARKETING PLAN.................................................23
GENERAL MEETINGS..............................................................24
NOTICE OF GENERAL MEETINGS....................................................24
PROCEEDINGS AT GENERAL MEETINGS...............................................24
VOTING........................................................................25
PROXIES AND CORPORATE REPRESENTATIVES.........................................27
APPOINTMENT AND REMOVAL OF DIRECTORS..........................................29
RESIGNATION AND DISQUALIFICATION OF DIRECTORS.................................30
ALTERNATE DIRECTORS...........................................................31
DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES......................31
DIRECTORS' INTERESTS..........................................................32
POWERS AND DUTIES OF THE BOARD................................................32
DELEGATION OF THE BOARD'S POWERS..............................................33
PROCEEDINGS OF THE BOARD......................................................34
OFFICERS......................................................................36
MINUTES.......................................................................36
SECRETARY.....................................................................37
THE SEAL......................................................................37
DIVIDENDS AND OTHER PAYMENTS..................................................37
RESERVES......................................................................38
CAPITALISATION OF PROFITS.....................................................38
RECORD DATES..................................................................39
ACCOUNTING RECORDS............................................................39
AUDIT.........................................................................40
SERVICE OF NOTICES AND OTHER DOCUMENTS........................................40
WINDING UP....................................................................41
INDEMNITY.....................................................................41
DIRECTORS AND OFFICERS INSURANCE..............................................42
TRANSFER BY WAY OF CONTINUATION...............................................42
ALTERATION OF BYE-LAWS........................................................42
EXHIBIT A         FAIR VALUE..................................................44
EXHIBIT B         OWNERSHIP OF SHAREHOLDERS...................................45
EXHIBIT C         CONFIDENTIALITY AGREEMENT...................................46
EXHIBIT D         IRREVOCABLE PROXY AND POWER.................................48

                                   BYE - LAWS
                                       of
                                  FLAG Limited

                                 INTERPRETATION

1.           In these Bye-laws unless the context otherwise requires -

             "Affiliate"                with respect to any person means any
                                        other person who is a subsidiary of
                                        such person, of whom such person is a
                                        subsidiary or who is a subsidiary of
                                        a third person of whom such person is
                                        also a subsidiary;

             "Associated Person"        means, in relation to any Shareholder,
                                        (i) any subsidiary or holding company of such Shareholder or any other subsidiary of any such holding company, (ii) any company in which such Shareholder or any holding company of such Shareholder holds or controls directly or indirectly not less than 20% of the issued share capital and (iii) any other affiliate of, or other person controlling, controlled by or under common control with, such Shareholder (the expressions
                                        "subsidiary company", "holding company", and "control" having respectively the meanings given to them in Section 86 of the Companies Act of 1981 of Bermuda, as amended);

             "Bell Atlantic"            means Bell Atlantic Network Systems
                                        Company, a Delaware corporation, with
                                        offices at 4 West Red Oak Lane, White
                                        Plains, New York 10604, USA;

             "Bermuda"                  means the islands of Bermuda;

             "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

             "Business Plan"            means, as of any date, the business plan
                                        in effect as of such date in accordance
                                        with the provisions of Bye-laws 40 and
                                        41;

             "Chairman"                 shall have the meaning ascribed thereto
                                        in Bye-law 95;

             "Collateral Trustee"       means any collateral trustee under any
                                        financing arrangement entered into by
                                        the Company;

             "Company"                  means the company incorporated in
                                        Bermuda under the name of FLAG Limited
                                        on the 4th day of January 1993;

             "the Companies Acts"       means every Bermuda statute from time to
                                        time in force concerning companies
                                        insofar as the same applies to the
                                        Company;

              "Credit Agreement"        means the Credit Agreement dated as of
                                        January 28, 1998 among the Company, as
                                        borrower, Barclays Bank plc, as
                                        administrative agent, International
                                        Trust Company of Bermuda Limited, as
                                        collateral trustee, and the Lenders (as
                                        defined therein) from time to time
                                        parties thereto;

             "Debt Termination Date"    means the date on which all Obligations
                                        (as defined in the Credit Agreement) and all obligations of the Company arising out of any other loans or extensions of credit to the Company shall have been paid in full and the Commitments (as defined in the Credit Agreement) and all commitments of any lenders to make loans or other extension of credit to the Company shall have been terminated;

             "Director"                 means any director of the Company (or
                                        his duly appointed alternate);

             "Dollar" and "$"           means the lawful currency for the time
                                        being of the United States of America;

             "Entire Board"             means, at any time, all of the Directors
                                        then in office;

             "Fair Value"               means, in relation to any Shares
                                        transferred, or to be transferred, in
                                        accordance with Bye-law 23(d), the
                                        amount determined by an independent
                                        investment banker retained by the
                                        Company pursuant to the procedures set
                                        forth in these Bye-laws to be the value
                                        attributable to the Relevant Shares (as
                                        defined in Bye-law 23(c)) in accordance
                                        with Exhibit A hereto;

             "family member"            means, with respect to any person, any
                                        of (i) such person's parents, spouse or
                                        children or grandchildren (in each case
                                        who are not infants or of unsound mind)
                                        and (ii) a trust established for such
                                        person or any of the foregoing (whether
                                        or not infants or of unsound mind);

             "Financing Documents"      means, collectively, (a) the Financing
                                        Documents as defined in the Credit
                                        Agreement and (b) any other credit,
                                        loan, financing or security
                                        documentation relating to any loans or
                                        other extensions of credit to the
                                        Company;

             "FLAG Cable System"        means an undersea fiber optic
                                        communication system, constructed and
                                        operated by the Company, linking several countries in Europe, the Middle East and Asia;

             "FLAG Project"             means the project for the development,
                                        construction, operation and maintenance
                                        of, and the ownership and sale of
                                        capacity in, the FLAG Cable System;

             "Memorandum of             means the Memorandum of Association of
             Association"               the Company in effect on the date of
                                        adoption of these Bye-laws, as the same
                                        may be amended from time to time;

             "Ordinary Shares"          shall have the meaning ascribed thereto
                                        in Bye-law 7(a);

             "Ordinary Voting           At any date means the total number of
             Power"                     votes exercisable by all holders
                                        of Ordinary Shares issued and
                                        outstanding as of such date;

             "Paid up"                  means paid up or credited as paid up;

             "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organisation, governmental body or other entity;

             "Pledge Agreement"         means any pledge agreement permitted
                                        under Bye-law 23(p)(iv);

             "Prime Rate"               means the rate of interest
                                        announced from time to time by
                                        Citibank, N.A., New York, New York,
                                        USA, as its prime rate;

             "Register"                 means the Register of Shareholders of
                                        the Company;

             "Relevant Proportions"     means, in relation to a
                                        holder of any class of Shares as of
                                        any date, a fraction the numerator of
                                        which is the total number or
                                        principal amount of Shares of such
                                        class held by such holder as of such
                                        date and the denominator of which is
                                        the total number or principal amount
                                        of Shares of such class outstanding
                                        as of such date;

             "Resolution"               means a resolution of the
                                        Shareholders or, where required, of a
                                        separate class or separate classes of
                                        Shareholders, adopted either in
                                        general meeting or by written
                                        resolution in accordance with these
                                        Bye-laws;

             "Seal"                     means the common seal of the Company;

             "Secretary"                includes a temporary or assistant
                                        Secretary and any person appointed by
                                        the Board to perform any of the duties
                                        of the secretary;

             "Security Interest"        means any lien, option, security,
                                        mortgage, charge (whether fixed or
                                        floating), pledge, assignment, title
                                        retention arrangement, hypothecation,
                                        encumbrance, or other right by way of
                                        security (and any agreement or
                                        arrangement having substantially the
                                        same economic effect as any of the
                                        foregoing);

             "Share" means any B share in the share capital of the Company, such B share being designated an ordinary share in the share capital of the Company from the 26th February, 1999;

             "Shareholder"              means any registered holder of one or
                                        more Shares;

             "Shareholder               shall have the meaning ascribed thereto
             Supermajority Vote"        in Bye-law 38;

             "subsidiary"               means, with respect to any Shareholder
                                        or the Company, a corporation or other
                                        entity, 50% or more of whose voting
                                        securities are owned by such Shareholder or the Company, respectively;

             "these Bye-laws"           means these Bye-laws, as amended from
                                        time to time;

             "Total Voting Power"       at any date means the total number of
                                        votes exercisable by all holders of
                                        Shares issued and outstanding as of such date;

             for the purposes of these Bye-laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

             words importing the singular number only include the plural number and vice versa;

             words importing the masculine gender only include the feminine and neuter genders, respectively;

             words importing persons include companies or associations or bodies of persons, whether corporate or unincorporate;

             reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and nontransitory form; and

             any words or expressions defined in the Companies Acts in force at the date when these Bye-laws or any part thereof are adopted or amended shall bear the same meaning in these Bye-laws or such part, as the case may be.

                                REGISTERED OFFICE

2. The registered office of the Company (the "Registered Office") shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS

3. Subject to (i) any special rights conferred on the holders of any Share or class of Shares and (ii) Bye-laws 5 and 38, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by Resolution determine or may delegate to the Directors for determination.

4. Subject to the Companies Acts and Bye-law 38, any preference shares may be issued on terms:

             (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or

             (b) that they are liable to be redeemed at the option of the Company; and/or

             (c) if authorised by the Memorandum of Association, that they are liable to be redeemed at the option of the holder.

             The terms and manner of redemption shall be provided for by way of amendment of these Bye-laws.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts and Bye-law 38, all or any of the special rights for the time being attached to any class of Shares may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior approval of Shareholders holding at least 75% of the total issued and outstanding Shares of such class. Upon the effective date of any such alteration or abrogation, the outstanding certificates formerly representing the Shares of the class being altered or abrogated, shall thereafter evidence the securities as so altered or abrogated.

6. The special rights conferred upon the holders of any Shares or class of Shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

                                     SHARES

7.           (a)          The Share Capital of the Company shall consist of such
                          Ordinary Shares as the Shareholders shall determine from time to time.

             (b) Subject to the provisions of these Bye-laws, including, without limitation, Bye-law 38, the unissued Shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may, in connection with the issue of any Shares, exercise all powers of paying commission and brokerage conferred or permitted by applicable law.

9. Except as ordered by a court of competent jurisdiction or as required by applicable law or as required or permitted by these Bye-laws, or as required or permitted by any pledge agreements permitted by these Bye-laws, no person shall be recognised by the Company as holding any Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided in these Bye-laws or by applicable law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. For so long as there is in existence a Collateral Trustee, until the Company shall have received notice from such Collateral Trustee that outstanding Pledge Agreements in its favour and the Security Interests granted thereunder have been terminated, the Company shall deliver to such Collateral Trustee any certificates or other instruments representing any Shares that are required to be pledged under any Pledge Agreement that the Company issues to any person for such Collateral Trustee to hold as collateral pursuant to the applicable Pledge Agreement.

11. If a certificate representing Shares is defaced, lost or destroyed it may be replaced without fee but on such terms, if any, as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board shall determine and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

13. Each certificate representing Shares, whether issued before or after the adoption of these Bye-laws, shall bear a legend as follows:

                          "The shares represented by this certificate are issued, accepted and held subject to the terms of the Company's Bye-laws. A copy of such Bye-laws has been filed at the registered office of the Company. This certificate and the shares represented hereby are not subject to sale, assignment, transfer, mortgage, pledge, hypothecation, or other encumbrance or disposition, except as provided in the Company's Bye-laws, to which Bye-laws the holder hereof, by the acceptance hereof, agrees. Under such Bye-laws, the Company is authorised to transfer the shares represented by this certificate on the books of the Company in accordance with the terms of such Bye-laws without regard to the surrender of this certificate."

                            REGISTER OF SHAREHOLDERS

14. The Secretary shall establish and maintain the Register of Shareholders in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless
             (i) permitted by these Bye-laws or any Financing Document or (ii) the Board otherwise determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-law 9. The preceding provisions of this Bye-law 14 notwithstanding, the Company may, upon resolution by the Board, enter into a Registrar and Transfer Agent Agreement under which a registrar and transfer agent will be appointed to maintain the Register of Shareholders of the Company at the office of such registrar and transfer agent; under such circumstances, if any provisions of such Registrar and Transfer Agent Agreement shall be in conflict with the provisions of this Bye-law 14, the former shall govern.

                       REGISTER OF DIRECTORS AND OFFICERS

15. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                         FINANCE AND ISSUANCE OF SHARES

16. The issuance of any Shares, other than any Shares issued pursuant to the exercise of a duly authorised share option, shall require the approval of the Board and a Shareholder Supermajority Vote. Such Shares may be issued at such prices as are specified in the resolution approved by the Board and the Shareholders relating to such issuance; PROVIDED, HOWEVER, that (except for the Shares referred to in the first sentence of this Bye-law 16) no Shares may be issued to any person unless all of the then existing Shareholders are given the right to subscribe for their then Relevant Proportion of the total number of Shares proposed to be issued. No Shareholder shall be obligated to provide any such additional capital.

17. Except as expressly provided in these Bye-laws or otherwise agreed between a Shareholder and the Company, no Shareholder shall be obligated to provide any loan or share capital to the Company.

                                     DEFAULT

18. Any Shareholder shall be entitled to serve a notice (a "Notice of Alleged Default") on the Company requesting that the Company serve a notice (a "Default Notice") on a Shareholder (the "Defaulting Shareholder"), with a copy to be served on all other Shareholders, upon the occurrence of any of the events set forth in this Bye-law 18 in respect of such Shareholder. Upon receipt of a Notice of Alleged Default, the Company shall call a special meeting of the Board to consider such request, and, if the Board determines by the affirmative vote of at least two-thirds of the total voting power of the Entire Board (excluding the vote of any Director appointed solely by the alleged Defaulting Shareholder and/or its Associated Persons) that a default has occurred, the Company shall serve a Default Notice on the Defaulting Shareholder. A Shareholder shall be deemed to be in default for the purposes of this Bye-law 18:

             (a) if such Shareholder is in breach of any of its material obligations hereunder (in which case the Default Notice shall specify the steps required to be taken to remedy such default);

             (b) if a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of such Shareholder or for the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of such Shareholder or of all or any substantial part of its business or assets; if such Shareholder stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent or being an individual commits an act of bankruptcy; or if a creditor takes possession of all or substantially all of the business or assets of such Shareholder or any execution or other legal process is enforced against all or any substantial portion of the business or assets of such Shareholder and is not discharged within 30 days;

             (c) if (i) such Shareholder ceases or threatens to cease to carry on its business or if such Shareholder disposes of, or threatens to dispose of, all or substantially all of its business or assets; or (ii) any governmental or other authority expropriates or threatens to expropriate, all or substantially all of such Shareholder's business or assets; or

             (d) if at any time there is a change in ownership of such Shareholder. For the purposes of these Bye-laws, there shall be deemed to be a change in ownership of a Shareholder if any change shall occur in the ownership of the capital stock of such Shareholder, or any holding company of such Shareholder, as specified on Exhibit B (other than a change in the ownership of the capital stock of any company identified in Exhibit B as the ultimate holding company of such Shareholder). Notwithstanding the immediately preceding sentence, persons holding shares in a Shareholder or any such holding company may transfer any or all of such shares to any Affiliate of such person or of the ultimate holding company of such Shareholder, to a family member, to another shareholder in such Shareholder or such holding company or to the estate representative (as defined in Bye-law 29) of the transferor, in each case without a change of ownership being deemed to have occurred. Upon a change in ownership of a Shareholder permitted by this Bye-law 18(d) or the acquisition of Shares by another person in accordance with the terms of these Bye-laws, Exhibit B shall be amended to reflect such change or the addition of such Shareholder. Notwithstanding anything to the contrary herein, (i) this Bye-law 18(d) shall not apply to a change in ownership of a Shareholder which is identified on Exhibit B as having no controlling shareholder and (ii) commencing six months after Final System Acceptance (as defined in the construction contract for the FLAG Cable System, as amended), this Bye-law 18(d)) shall not apply to a change in ownership of a Shareholder if, prior to such change in ownership, such Shareholder gave notice of such change and the identity of the purchaser or transferee of such ownership interest to each of the other Shareholders and Shareholders representing at least two-thirds of the Total Voting Power (excluding for this purpose voting power represented by Shares held by the Shareholder giving the aforesaid notice and its Associated Persons) shall not have objected to such change on grounds reasonably related to the business strategy or operations of the Company.

19. In addition to any other remedies available against a Defaulting Shareholder, if the Defaulting Shareholder has failed to remedy a default within the period of 60 days after a Default Notice has been served, any Shareholder may, within 15 days following expiration of such 60-day period, serve a further notice on the Company requiring the Company promptly to serve notice (a "Default Transfer Notice") on the Defaulting Shareholder requiring the Defaulting Shareholder to offer to sell to the other Shareholders all of the Shares held by the Defaulting Shareholder whereupon the Defaulting Shareholder shall be deemed to have served a Transfer Notice pursuant to Bye-law 23(d).

20. If a Default Notice is served on a Defaulting Shareholder pursuant to Bye-law 18, then from the date being 61 days after such Default Notice is served on such Defaulting Shareholder and until the date on which the transfer procedures set forth in Bye-law 23 have been completed or (if no Default Transfer Notice has been served on the Defaulting Shareholder pursuant to Bye-law 19) the relevant default is remedied to the reasonable satisfaction of the Board (excluding the vote of any Director appointed solely by the Defaulting Shareholder and/or its Associated Persons), the Defaulting Shareholder shall not, unless all the other Shareholders consent in writing, be entitled:

             (a) to vote at any meeting of Shareholders (and the Shares held by such Defaulting Shareholder and/or its Associated Persons shall not be counted for any purpose in determining the presence or absence of a quorum at any meeting of Shareholders);

             (b) to receive, participate or share in any distribution or dividend made, declared or proposed to be made by the Company (it being understood that any such payment shall be held in suspense until such transfer procedures have been completed or such default has been remedied, as the case may be); or

             (c)          to transfer its Shares in the Company;

             and any Director designated solely by such Defaulting Shareholder and/or its Associated Persons shall cease to be qualified to serve on the Board and shall forthwith resign or be removed from the Board, provided that such Director shall be reinstated when such default is remedied.

21. Each Shareholder shall give notice to the other Shareholders and to the Company of the occurrence of any of the events set forth in Bye-law 18 promptly upon becoming aware of such occurrence whether such event relates to itself or to any other Shareholder.

                               TRANSFER OF SHARES

22. The Directors shall not register a transfer of any Shares to a person who is known to them to be an infant, bankrupt or person of unsound mind; PROVIDED that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt. For so long as there is in existence a Collateral Trustee, until the Company shall have received notice from such Collateral Trustee that the Pledge Agreements and the Security Interests granted thereunder have been terminated, the Directors shall not register any transfer of any Shares subject to any Pledge Agreement unless such transfer is permitted by the applicable Pledge Agreement and, prior to the Debt Termination Date, any other applicable Financing Document.

23.          (a)          Except in compliance with these Bye-laws, (i) no
                          transfer or disposal of any Shares or any interest in any Shares shall be made by a Shareholder and (ii) no Shareholder shall grant any Security Interest over its Shares or otherwise sell or otherwise dispose of or assign or otherwise purport to transfer the beneficial interest therein or any right in relation thereto separate from the legal interest.

             (b) Each Shareholder shall be entitled to create or allow a Security Interest to subsist over its Shares in favour of a third party which is not an Associated Person. The enforcement of any such Security Interest shall be subject to the provisions of Bye-law 23(d).

             (c) Before transferring or disposing of its Shares or any interest in its Shares (other than a Security Interest permitted by Bye-law 23(b)) the Shareholder proposing to transfer or dispose of its Shares ("the Transferor") shall give notice (a "Transfer Notice") to the Company that it desires to transfer or dispose of the Shares. The Transfer Notice shall specify:

                          (i) the type, class (if applicable) and number of Shares and/or any interest therein which the Transferor wishes to transfer or dispose of which may be all or part of the Shares then held by the Transferor (the "Relevant Shares");

                          (ii) the price per Share at which the Transferor is willing to sell the Relevant Shares, which price shall be (except as otherwise provided herein) the Prescribed Price for the purposes of these Bye-laws; and

                          (iii) whether the Transferor wishes to impose a condition that, unless all of the Relevant Shares are sold pursuant to this Bye-law 23, none shall be sold (a "Total Transfer Condition").

                          In the event that the Transferor shall have received a bona fide offer to purchase the Relevant Shares and intends to accept such offer subject to the terms and provisions of this Bye-law 23, the Transfer Notice may also contain the name of the person to whom the Transferor proposes to sell the Shares and the price per Share at which such sale would be effected, in which case such price shall be the Prescribed Price. The Transfer Notice shall constitute the Company the agent of the Transferor for the sale of the Relevant Shares at the Prescribed Price during the Prescribed Period (as hereinafter defined) to the Shareholders (other than the Transferor) as provided in this Bye-law 23 and shall be irrevocable except with the consent of such Shareholders.

             (d) If a Shareholder at any time attempts to transfer or dispose of a Share or Shares or any interest therein or right attaching thereto otherwise than as permitted by this Bye-law 23 or if a Default Transfer Notice is served on it or if any secured party attempts to enforce a Security Interest in the Shares of such Shareholder, such Shareholder shall be deemed, immediately prior to such attempt or service, as the case may be, to have given a Transfer Notice (a "Deemed Transfer Notice") in respect of such Share or Shares, and

                          (i) the Prescribed Price for such Shares shall be the Fair Value of the Relevant Shares;

                          (ii) the Deemed Transfer Notice shall be deemed to have been received by the Company on the date on which all Directors have actually become aware, or were given notice by the Company, of the facts giving rise to the same; and

                          (iii) a Deemed Transfer Notice shall be deemed not to contain a Total Transfer Condition and shall be irrevocable.

             (e) Within seven days after the receipt of any Transfer Notice the Company shall serve a copy of the Transfer Notice on all the Shareholders (other than the Transferor). In the case of a Deemed Transfer Notice, the Company shall similarly serve notice on all the Shareholders (including the Transferor), notifying them that such notice has been deemed to have been given, within 30 days after the later of (i) the date of the event giving rise to the Deemed Transfer Notice or (ii) the earlier of the date on which all Directors
                          (x) have actually become aware of such event and (y) were given notice of such event.

             (f) Simultaneously with the service of a Transfer Notice or a Deemed Transfer Notice in accordance with Bye-law 23(d), the Company shall by notice offer to sell to each holder (other than the Transferor) of the same type and class (if applicable) of Shares as the Relevant Shares up to its Relevant Proportion (calculated with respect to Shares of the same type and class, if applicable, as the Relevant Shares and on a basis excluding Shares held by the Transferor) of the Relevant Shares at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period. As used herein, "Prescribed Period" means the period commencing on the date of the notice given by the Company in accordance with this Bye-law 23(f) and expiring (i) in the case of a Transfer Notice, one month thereafter and (ii) in the case of a Deemed Transfer Notice, one month after a notice containing the results of the determination of the Fair Value of the Relevant Shares shall have been served on each holder of Shares of such class (other than the Transferor). Every such offer shall specify (a) the total number of Relevant Shares, (b) the number of Relevant Shares offered to such Shareholder ("Pro-Rata Entitlement") and (c) whether or not the Transfer Notice contained a Total Transfer Condition, and shall be accompanied by an application (an "Entitlement Application") for use by such Shareholder in applying for its Pro-Rata Entitlement and for any Shares in excess of such Pro-Rata Entitlement which it wishes to purchase.

             (g) Subject to Bye-law 23(k), if there is only one Shareholder who applies for all or any of the Relevant Shares, the Company shall give notice thereof to the Transferor and the Transferor shall be bound upon payment therefor to transfer to such Shareholder the number of Relevant Shares which it has applied for. The purchase shall be completed at a place and time to be appointed by the Directors not being less than three days nor more than ten days after the date of such notice, and the Directors shall be bound to register the transfer.

             (h) Subject to Bye-law 23(k), if more than one Shareholder applies for all or any of the Relevant Shares, each such Shareholder shall be allocated the lesser of (a) its Pro-Rata Entitlement and (b) the number of Shares set forth in its Entitlement Application; PROVIDED that if one or more Shareholders does not accept the offer to purchase its Pro-Rata Entitlement in full and each other Shareholder's Entitlement Application has not been satisfied in full, then each Shareholder shall be allocated the lesser of (a) its Relevant Proportion (calculated with respect to the Shares of the same type and class (if applicable) of the Relevant Shares and on a basis excluding the Shares held by the Transferor and each Shareholder whose Entitlement Application has been satisfied in full or who has elected not to apply for any portion of its Pro-Rata Entitlement) of the Relevant Shares which have been applied for but have not been allocated and
                          (b) the unsatisfied portion of the amount set forth in its Entitlement Application. Any remaining Relevant Shares shall be allocated among those Shareholders whose Entitlement Applications have not been satisfied in full by applying the procedure set forth in this Bye-law 23(h) as many times as is necessary until either all of the Relevant Shares shall have been allocated or all Shareholders' Entitlement Applications shall have been satisfied in full. The Company shall forthwith give notice of such allocations to the Transferor and the Shareholders to whom the Relevant Shares have been allocated and shall specify in the said notice the place and time, being not less than three days nor more than ten days after the date of such notice, at which the sale of the Relevant Shares so allocated shall be completed. The Transferor shall be bound upon payment to transfer the Relevant Shares so allocated to the relevant Shareholders and the Directors shall be bound to register the transfers.

             (i) In the event that the Company does not receive acceptances for all the Relevant Shares from Shareholders holding Shares of the same type and class (if applicable) as the Relevant Shares, the Company shall offer to sell each Shareholder holding Shares of any other type or class (if applicable) (other than Shareholders who also hold Shares of the same type and class (if applicable)) its Relevant Proportion (calculated on a basis including all Shares of all classes held by it, but excluding all Shares held by the Transferor) of the remaining Relevant Shares and the provisions of Bye-laws 23(f) through (h) shall apply MUTATIS mutandis to any such offer.

             (j) If the Transfer Notice does not contain a Total Transfer Condition and if by the foregoing procedures the Company shall have received acceptances from Shareholders in respect of only a portion of the Relevant Shares within the Prescribed Period then the Company shall forthwith give notice of that fact to the Transferor. The Transferor shall then be entitled at any time within 90 days after the date of the said notice, but subject to the rights of the other Shareholders under Bye-law 23(l), to sell and transfer in accordance with Bye-law 23(q) all or part of those Relevant Shares which have not been accepted as aforesaid to any person at any price, being not less than the Prescribed Price, and the Directors shall be bound to register the same; PROVIDED, HOWEVER, that
                          (i) at any time prior to six months after Final System Acceptance (as defined in the construction contract for the FLAG Cable System, as amended), the right of the Transferor to effect such transfer shall be conditioned on its having given notice to all Shareholders other than the Transferor of the name of the purchaser (either in the Transfer Notice or in a subsequent notice) at least 30 days prior to the date of sale and no Shareholder holding Shares representing at least 10% of the Total Voting Power shall have objected in writing to the identity of the purchaser, PROVIDED that any such objection made by any such Shareholder shall only be made on grounds reasonably related to the business strategy or operations of the Company and (ii) commencing six months after Final System Acceptance, the right of the Transferor to effect such transfer to any purchaser if, following such transfer, such purchaser and its Associated Persons would own 5% or more of the issued and outstanding Shares shall be conditioned on the Transferor having given notice as described in clause
                          (i) above and Shareholders representing at least two-thirds of the Total Voting Power (excluding for this purpose voting power represented by Shares held by the Transferor and its Associated Persons) shall not have objected to the identity of the purchaser on grounds reasonably related to the business strategy or operations of the Company.

             (k) If the Transfer Notice contains a Total Transfer Condition, an offer of sale of the Relevant Shares made by the Company pursuant to this Bye-law 23 shall only be capable of acceptance when all of the Relevant Shares shall have been accepted by the Shareholders. If by the foregoing procedures the Company shall not have received acceptances in respect of all of the Relevant Shares within the Prescribed Period, the Company shall forthwith give notice of that fact to the Transferor. The Transferor shall then be entitled at any time within 90 days after the date of the said notice, but subject to the rights of the other Shareholders under Bye-law 23(l), to sell and transfer in accordance with Bye-law 23(q) all, but not less than all, of those Relevant Shares to any person at any price greater than or equal to the Prescribed Price, and the Directors shall be bound to register the same, PROVIDED, HOWEVER, that the right of the Transferor to effect such transfer shall be subject to the provisions set forth in clauses (i) and (ii) of Bye-law 23(j).

             (l) Immediately after entering into a bona fide conditional sale of any Relevant Shares to a third party under Bye-law 23(j) or Bye-law 23(k), the Transferor shall (if it had not already done so) notify the Company of the name of such third party and of the terms of sale and the Company shall forthwith send a copy of such notice to the other Shareholders. Within 14 days after receipt of such notice any one or more of such other Shareholders may by notice to the Transferor and the Company require the Transferor to sell all, but not less than all, of such Relevant Shares to it or them on the same terms and, if more than one such other Shareholder gives such notice, Bye-law 23(h) shall apply MUTATIS MUTANDIS. The purchase shall be completed at a place and time to be determined by the Board not being less than three days nor more than ten days after the date of the last-mentioned notice. The Transferor shall be bound upon payment to transfer such Relevant Shares to the relevant Shareholders and the Directors shall be bound to register the transfers. This Bye-law 23(l) shall not apply if the name of the third party and the terms of sale were stated by the Transferor in the relevant Transfer Notice.

             (m) If a Transferor, having become bound to transfer any Relevant Shares pursuant to this Bye-law 23, defaults in transferring the same, the Company may authorise an officer of the Company (who is (as security for the performance of the Transferor's obligations) hereby irrevocably and unconditionally appointed as the attorney of the Transferor for such purpose) to execute the necessary instrument of transfer of such Relevant Shares and may deliver it on behalf of the Transferor and the Company may receive the purchase money and shall thereupon cause the transferee to be registered as the holder of such Relevant Shares and shall hold such purchase money on behalf of the Transferor. The Company shall not be bound to earn or pay interest on any money so held and shall not pay such money to the Transferor until it shall have delivered the certificates for the Relevant Shares (or an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge to the transferee who shall not be bound to see to the application thereof, and after the name of the transferee has been entered in the Register of Shareholders in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

             (n) An obligation to transfer a Share under the provisions of this Bye-law 23 shall be deemed to be an obligation to transfer the entire legal and beneficial interest in such Share free from any Security Interest.

             (o) The provisions of this Bye-law 23 may be waived in whole or in part in any particular case with the prior written consent of all the Shareholders.

             (p) Notwithstanding any other provision of this Bye-law 23, but subject always to Bye-law 22, the following transfers shall be permitted:

                          (i) the transfer of any subscriber Shares by a nominee to the beneficial owner thereof or by the subscriber to one or more Shareholders;

                          (ii) the transfer of Shares to a transferee who is and remains an Affiliate of the transferor, provided that:

                                       (aa)         the obligations of the
                                                    transferor Shareholder under
                                                    these Bye-laws will remain
                                                    unaffected by any such
                                                    transfer; and

                                       (bb)         the Shares will be
                                                    re-transferred to the
                                                    transferor Shareholder
                                                    immediately upon the
                                                    transferee ceasing to be an
                                                    Affiliate of such transferor
                                                    Shareholder;

                          (iii)        transfers by Shareholders to the Company;

                          (iv) (A) the pledge by any Shareholder of Shares (or any interests or rights therein) to secure the repayment of any loans and extensions of credit to be made to the Company and the payment and performance of any other obligations arising out of any such loan or extension of credit, (B) any transfer of Shares (or any interests or rights therein) pursuant to any judicial foreclosure or the exercise of any other remedies under any Pledge Agreement or any exercise of remedies under applicable law by a Collateral Trustee under any financing arrangement entered into by the Company and (C) any transfer of Shares (or any interest or rights therein) to and at the request of a Collateral Trustee under any such arrangement (including any registration or recognition thereof);

                          PROVIDED, that in no event shall any such holder sell, transfer or assign any of its Shares to any transferee that is a competitor of either the Company or Bell Atlantic. For purposes of the foregoing proviso, (A) a transferee shall include any other person controlling, controlled by, or under common control with such transferee and any employee benefit plans for the benefit of the employees of any such transferee or other person and (B) a competitor shall be any person
                          (1) engaged substantially in the business of running or operating a submarine telecommunications cable (other than a cable used only for private network communications of such person and its affiliates), (2) owning substantial operating assets in the telecommunications industry, or (3) engaged substantially in any business in which Bell Atlantic or the Company is engaged on the date of the proposed transfer. For purposes of clause (A) of the preceding sentence, "controlling," "controlled," and "control" with respect to any person mean the direct or indirect beneficial ownership of more than 20% of the voting interest or economic interest in such person.

             (q) No transfer of any Share in the Company to any person shall be registered unless

                          (i) such transfer is made in compliance with these Bye-laws;

                          (ii) the proposed transferee is duly qualified as a Shareholder under Bermuda law; and

                          (iii) such transfer is made in compliance with all applicable Pledge Agreements and all other applicable Financing Documents.

24. For the purpose of ensuring that a particular transfer of a Share or of Shares is permitted under these Bye-laws except for any transfer requested by a Collateral Trustee pursuant to Bye-law 23(p)(iv), the Board may require the transferor or the person named as transferee in any transfer lodged for registration to furnish the

             Company with such information and evidence as the Board may, acting reasonably, deem necessary or relevant. If such information or evidence is not furnished to the satisfaction of the Board within a period of 28 days after such request, the Directors shall be entitled to refuse to register the transfer in question.

25. Subject to the Companies Acts and to such of the restrictions contained in these Bye-laws as may be applicable, any Shareholder may transfer all or any of its Shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

26. The instrument of transfer of a Share shall be signed by or on behalf of the transferor and when registered may be retained by the Company.

             The Board may decline to register any transfer unless:

             (i) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the Shares to which it relates, and, except for any transfer requested by the Collateral Trustee pursuant to Bye-law 23(p)(iv), such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

             (ii) the instrument of transfer is in respect of only one type and class (if applicable) of Share; and

             (iii) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

             If so authorised by the Board, the Secretary may exercise the powers and discretions of the Board under this Bye-law 26 and Bye-laws 25 and 27.

27. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

28. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

                             TRANSMISSION OF SHARES

29. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his Shares. For the purpose of this Bye-law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

30. Any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

31. A person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the Shares until the requirements of the notice have been complied with.

32. If so authorised by the Board, the Secretary may exercise the powers and discretions of the Board under Bye-laws 29, 30 and 31.

                               INCREASE OF CAPITAL

33. Subject to Bye-laws 5 and 38, the Company may from time to time increase its authorised capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe.

                              ALTERATION OF CAPITAL

34.          Subject to Bye-laws 5and 38, the Company may from time to time by
             Resolution:

             (a) divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions or alter, abrogate or convert any of its Shares into any other class and/or type of Shares;

             (b) consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

             (c) sub-divide its Shares or any of them into Shares of smaller par value than is fixed by its Memorandum of Association;

             (d) make provision for the issue and allotment of Shares which do not carry any voting rights;

             (e) cancel Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled; and

             (f)          change the currency denomination of its share capital.

             Where any difficulty arises in regard to any alteration, abrogation, division, consolidation, sub-division, exchange or conversion under this Bye-law, the Board may settle the same as it deems expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

35. Subject to the Companies Acts and to any confirmation or consent required by applicable law or these Bye-laws (including, without limitation, Bye-law 38), the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

36. Subject to the Companies Acts, its Memorandum of Association and any confirmation or consent required by applicable law or these Bye-laws (including, without limitation, Bye-law 38), the Company may from time to time by Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

37. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part of a class of Shares, those Shares to be affected.

                       MATTERS REQUIRING SPECIAL APPROVAL

38. The Company shall not take any of the following actions (or permit any of its subsidiaries to take any of the following actions) unless such action is approved by resolution validly passed by the Board and by the affirmative vote of holders of Shares representing at least two-thirds of the Total Voting Power (a "Shareholder Supermajority Vote"); PROVIDED, that, prior to the Debt Termination Date unless the Collateral Trustee shall have otherwise given its written consent, the Company shall not take the actions specified in clause (iv) of this Bye-law 38 unless such actions are approved by an affirmative vote of the holders of shares representing at least 75% of the Total Voting Power:

             (i)          adopt or amend fundamental accounting policies;

             (ii) appoint or replace the auditors of the Company or any of its subsidiaries;

             (iii) make or permit any material change to the nature or scope of the FLAG Project;

             (iv) make any composition or arrangement with its creditors, move for insolvency, receivership or administration or do or permit or suffer to be done any act or thing whereby the Company or any of its subsidiaries may be wound up (whether voluntarily or compulsorily);

             (v) create any Security Interest over the whole or any material part of the business, property or assets (tangible or intangible) of the Company or any of its subsidiaries;

             (vi) incur indebtedness exceeding $5,000,000 in the aggregate;

             (vii) subject to Bye-law 39, make any loan or advance or give any credit (other than normal trade credit) to any person other than a subsidiary of the Company in excess of an amount equal to 1% of the total paid up capital (nominal amount plus share premium) of the Company from time to time;

             (viii) give any guarantee, indemnity or security to secure the liabilities or obligations of any other person, other than a subsidiary of the Company;

             (ix) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the business, property or assets (tangible or intangible) of the Company or any of its subsidiaries, other than the sale or lease of cable capacity on arm's length terms (whether by a single transaction or a series of transactions), or contract to do so or acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition constitute a material part of the business, property or assets of the Company or any of its subsidiaries (and for the purposes of this Bye-law 38(ix), any such business, property or assets accounting for, or which would following such acquisition by the Company or any of its subsidiaries account for, 5% or more of the net income or net asset value of the Company shall be deemed material);

             (x) subject in all cases to Bye-law 5 make or agree to make any change to the authorised share capital from time to time of the Company or any of its subsidiaries (including without limitation, the creation of any class of share capital, any increase in the number of authorised shares of any class of share capital or any change in the par value of any class of share capital) or grant any option over, or issue any investment carrying rights of conversion into, any share capital of the Company or any of its subsidiaries;

             (xi) repurchase, redeem (otherwise than in accordance with the terms of redemption established at the time of issue of the relevant share capital or loan stock), reorganise, consolidate, subdivide, cancel, reduce or convert (otherwise than in accordance with the terms of conversion established at the time of issue of the relevant share capital or loan stock) any of the share capital or loan stock of the Company or any of its subsidiaries or in any way alter the rights attaching thereto;

             (xii) acquire, purchase or subscribe for any shares, loan stock, debentures, mortgages or securities (or any interest therein) or any other interest in any company, trust or other body or person, other than the Company or a wholly owned subsidiary, PROVIDED that this Bye-law 38(xii) shall not apply to the acquisition of short-term investment grade securities for cash management purposes;

             (xiii) grant any power of attorney (other than special powers of attorney granted in the ordinary course of business) or make any general delegation of Directors' powers, except in accordance with these Bye-laws;

             (xiv) subject to Bye-law 39, enter into or make any material amendment to any contract that provides for aggregate payments by the Company or any of its subsidiaries in excess of $5,000,000;

             (xv) make any amendment of the Memorandum of Association or Bye-laws of the Company or any of its subsidiaries;

             (xvi) establish the terms and conditions of the issuance of any Shares or any share in the share capital of any of the Company's subsidiaries; or

             (xvii) declare any dividend on any share capital of the Company or any of its subsidiaries (other than by way of any capitalisation of share premium account).

39. The Company shall not (and shall not permit any of its subsidiaries to) enter into, amend in any material respect or terminate any agreement or transaction involving aggregate payments or other consideration with an aggregate value in excess of $1 million with any person in which a Shareholder or any of its Associated Persons has an interest unless such action is approved by at least two-thirds of the votes cast at a meeting of the Board, excluding for all purposes of such calculation all votes exercisable by the Director(s) designated by such interested Shareholder, and any such action with respect to any agreement or transaction involving payments or other consideration with an aggregate value of $1 million or less shall require approval by the affirmative vote of the Directors representing a majority of the total voting power of the Entire Board, excluding for all purposes of such calculation all votes exercisable by any Director appointed by the interested Shareholder. The Company shall not (and shall not permit any of its subsidiaries to) make any loan or advance or give any credit (other than normal trade credit) to any Shareholder or Director or any relative or Associated Person of a Shareholder or Director unless such loan, advance or credit is approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Board, excluding for all purposes of such calculation all votes exercisable by any Director appointed by an interested Shareholder. In case of doubt, the Board shall determine by majority vote, excluding for all purposes of such calculation all votes exercisable by the Director appointed by the potentially interested shareholder whether a Shareholder is an interested Shareholder by virtue of it or any of its Associated Persons having an interest in any agreement or transaction of a nature requiring approval as provided in this Bye-law 39.

                                  BUSINESS PLAN

40. The Board shall meet at least three months before the end of each financial year to approve a Business Plan for the following three financial years. Each such Business Plan shall deal with the following matters:

             (a) the activities to be undertaken by the Company and its subsidiaries;

             (b) a budget setting out the expected revenues, expenses and capital requirements of the Company;

             (c) the manner in which the anticipated capital requirements of the Company and its subsidiaries will be funded including the proportions to be funded by way of external borrowings, Shareholders' loans or guarantees and/or equity contributions; and

             (d) such other matters as the Shareholders may determine should be dealt with in the Business Plan from time to time.

41. Business Plans shall be approved, and any Business Plan may be amended by the affirmative vote of at least a majority of the total voting power of the Entire Board. If the Board is unable to approve any Business Plan, the Business Plan then in effect shall continue to be operative until the earlier to occur of (i) the expiration of the period covered by such Business Plan and (ii) adoption by the Board of a subsequent Business Plan.

42. A marketing plan in respect of the sale of capacity in the FLAG Cable System ("Marketing Plan") shall be adopted concurrently with the adoption of each Business Plan. Marketing Plans shall be approved, and any Marketing Plan may be amended, by the affirmative vote of at least a majority of the total voting power of the Entire Board. If the Board is unable to approve a new Marketing Plan, the Marketing Plan then in effect shall continue to be operative until the earlier to occur of (i) the expiration of the period covered by such Marketing Plan and (ii) adoption by the Board of a subsequent Marketing Plan.

43. The Company acknowledges that Bell Atlantic is, and, by virtue of Bell Atlantic's interest in the Company, the Company may be, subject to the U.S. Telecommunications Act of 1996 (the "Telecoms Act"). The Telecoms Act prohibits Bell Atlantic as a participant and may prohibit the Company from engaging in certain activities with respect to services sold for use or consumption in the United States including, without limitation, the provision of inter-exchange services. So long as Bell Atlantic or any of its Associated Persons has any interest in the Company, the Company may not knowingly engage in any activity which in Bell Atlantic's opinion could contravene the Telecoms Act. If the Company desires to engage in any such activity, the Company shall, so far as reasonably possible, work diligently towards constructing the activity, or the ownership of the activity, so as to avoid contravention of the Telecoms Act; PROVIDED that the Company shall not engage in such activity if, in Bell Atlantic's opinion, such activity, or the ownership of such activity, cannot be constructed so as to avoid contravention of the Telecoms Act.

                                GENERAL MEETINGS

44. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts and in any event not less than once in every year.

45. Unless otherwise agreed to by all Shareholders, the annual general meeting will be held, subject to the notice provisions of Bye-law 46, at the time and place designated by the Board. Special general meetings and class meetings of the Shareholders may be called by the Chairman of the Board and shall be called by the Chairman of the Board upon written request of at least one Director or when required by the Companies Acts. A special general meeting or class meeting shall also be called by the Chairman of the Board and shall be held at a time and place designated by the Board or the Chairman of the Board and in any event as soon as practicable after any regular or special meeting of the directors at which action is to be, or has been, taken by the Directors which, if favourable, will also require a Shareholder vote or a class vote, as the case may be. Unless otherwise agreed to by all Shareholders or as specified above, special general meetings and class meetings shall be held at the place designated for the next annual general meeting and, subject to the notice provisions set forth in Bye-law 46, at a date and time determined by the Chairman of the Board (which date shall be, in the case of a special general meeting or class meeting called at the request of at least one Director as provided above, within ten days of the date specified in such request).

                           NOTICE OF GENERAL MEETINGS

46. Unless waived by all the Shareholders entitled to vote at such meeting, not less than seven full days' notice of each meeting of the Shareholders shall be given to each Shareholder entitled to vote at such meeting and to each Director, and to any Resident Representative who or which has delivered a written notice to the Registered Office requiring that such notice be sent to him or it, together with an agenda of the business to be transacted at such meeting and all papers to be circulated or presented to the same. Notice of each meeting shall be given in any manner permitted by Bye-law 117 to all Shareholders entitled to attend and vote at such meeting. As soon as practicable after each such meeting, a copy of the minutes of that meeting shall be sent to each Shareholder.

                         PROCEEDINGS AT GENERAL MEETINGS

47. No special general meeting or annual general meeting of the Shareholders or any class of Shareholders of the Company may proceed to business unless a quorum is present at such meeting. For these purposes, a quorum of the Shareholders at such meeting shall be Shareholders holding Shares representing at least 50% of the Total Voting Power and a quorum of Shareholders at a class meeting shall be Shareholders holding at least 50% of the total issued and outstanding Shares of the relevant class, in any such case being present in person or by their respective proxies or duly authorised representatives. Without limiting the generality of the foregoing, a quorum shall in all cases consist of at least two Shareholders (in the case of a meeting of the Shareholders) or two Shareholders of the relevant class (in the case of a class meeting), unless there is only one holder of Shares or of Shares of the relevant class.

48. Shareholders' meetings may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in a meeting of Shareholders through such means shall constitute presence in person, by proxy or by representative, as the case may be.

49. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum of the Shareholders is not present at a duly convened annual general meeting, special general meeting or at a class meeting, as the case may be, the meeting, if convened on the requisition of Shareholders, shall be dissolved, and in any other case, shall be adjourned for two days to the same time and place.

50. Each Director shall be entitled to attend and speak at any general meeting of the Company and the Resident Representative, if any, upon giving the notice referred to in Bye-law 46, shall be entitled to attend any general meeting of the Company.

51. The Chairman of the Board or, in his absence, the Deputy Chairman, shall preside as chairman at every Shareholders' meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor the Deputy Chairman is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present, he shall preside as chairman, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman. The chairman of any meeting of Shareholders shall not be entitled, by virtue of such capacity, to exercise a vote (casting or otherwise) at such meeting.

52. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as if the adjourned meeting were the original meeting.

53. Except as expressly provided by these Bye-laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

54. Notwithstanding the other provisions of these Bye-laws, upon any voting on a resolution proposed for consideration by the Shareholders in general meeting, no Shareholder may cast a vote in person or by proxy or corporate representative in circumstances where they have executed and delivered a valid and subsisting Irrevocable Proxy pursuant to Bye-law 67(b) and the holder of such proxy has delivered such proxy to the Company in accordance with the terms and conditions specified in such proxy. Except where a greater majority is required by the Companies Acts or these Bye-laws, any question proposed for consideration at any general meeting or class meeting shall be decided on by a simple majority of votes cast.

55. Except in the case of removal of auditors and Directors, a Shareholders' resolution shall be validly passed without a meeting if the text of the resolution has been approved in writing by or on behalf of all of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution. Such resolution shall be sent by post or facsimile to each Shareholder entitled to vote on such resolution at its registered address or such other address for service specified by such Shareholder in accordance with Bye-law 117. Such resolution shall take effect at the time when the last of the written approvals required to approve such resolution is actually received by the Company.

56. At any meeting of Shareholders, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

             (a)          the chairman of the meeting;

             (b) at least two Shareholders present in person or by proxy or duly authorised representative; or

             (c) any Shareholder or Shareholders present in person or by proxy or duly authorised representative, and holding between them not less than ten percent of the total voting power of all the Shareholders having the right to attend and vote at such meeting.

             Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

57. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

58. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than the close of the meeting at which such poll was demanded) and place as the chairman shall direct.

59. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

60. On a poll, votes may be cast personally, by proxy or by duly authorised representative, PROVIDED, that if an Irrevocable Proxy has been executed and delivered in accordance with the provisions of Bye-law 67(b) such votes may only be cast by the holder of that Irrevocable Proxy during the subsistence of that proxy once such holder has delivered such proxy to the Company in accordance with the terms and conditions specified in such proxy.

61. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

62. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

63. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

64. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of Shareholders' meetings.

65. If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or the adjourned meeting, as the case may be, at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

66. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

67.          (a)          Without prejudice to Bye-law 63, any Shareholder may
                          appoint a standing proxy or, if a corporation, representative by depositing at the Registered Office a proxy or, if a corporation, an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof until notice of revocation is received at the Registered Office.
                          Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any Shareholders' meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

             (b) Notwithstanding the provisions of Bye-laws 67(a), 68 or 69 or any other provision of these Bye-laws, in the event that an Irrevocable Proxy and Power (the "Irrevocable Proxy") in the form set out as Exhibit D hereto is delivered to the Company by a Collateral Trustee, its operation shall be treated by the Company for all purposes as effective in accordance with its terms and effective to preclude the exercise by the Shareholder which has granted the Irrevocable Proxy either to vote directly, to appoint a specific proxy or to exercise any other rights it may have as a Shareholder. The exercise by a Collateral Trustee of any rights under any Irrevocable Proxy shall not be subject to the payment by any person of any funding or other obligations of any Shareholder or any other restrictions imposed by Bye-laws 18, 19, 20 or 21.

68. Subject to Bye-laws 63 and 67, the instrument appointing a proxy, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

69. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it deems appropriate, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy deems appropriate. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

70. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, at which the instrument of proxy is used, PROVIDED further that an Irrevocable Proxy may not be revoked except as may be set out therein.

71. Subject to the Companies Acts and Bye-law 67(b), the Board may at its discretion waive any of the provisions of these Bye-laws related to proxies or authorisations (other than Bye-law 67(b)) and, in particular, may accept such verbal or other assurances as it deems appropriate as to the right of any person to attend and vote on behalf of any Shareholder at any meeting.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

72. The number of Directors shall be such number not less than three or more than fifteen as the Company by Resolution may, subject to Bye-law 73, from time to time determine and, subject to the Companies Acts and these Bye-laws, shall serve until re-elected or their successors are appointed at the next annual general meeting.

73. Subject as is set out below, the Directors of the Company shall be appointed as set out in this Bye-law 73:

             (a) Each Shareholder holding at least 30% of the issued and outstanding Shares shall have the right from time to time for each 30% of the issued and outstanding Shares held by such Shareholder to designate one Director by notice to the Company (PROVIDED, HOWEVER, that if two or more Associated Persons each hold Shares, their respective holdings shall be aggregated for purposes of this Bye-law 73 and Bye-law 74).

             (b) If the procedures set forth above in Bye-law 73(a) do not result in the appointment of at least two Directors resident in Bermuda, or if there are not two individuals ordinarily resident in Bermuda serving as secretary and as a resident Director or as Secretary and as a Resident Representative, respectively, of the Company, the Shareholders shall have the right from time to time collectively to designate, as necessary to ensure that there are at all times either (i) a resident Secretary and a Resident Representative, (ii) a resident Secretary and a resident Director or (iii) two resident Directors, one or two additional Directors (or a Resident Representative) each of whom is resident in Bermuda. Such designation shall be made by the affirmative vote of Shareholders holding at least two-thirds of the Total Voting Power. "Resident Director," as used in these Bye-laws, means a Director appointed pursuant to this Bye-law 73(b).

             (c) If not otherwise designated as Directors, either (i) the Chairman and the Deputy Chairman or (ii) the President and the Vice President, if any, shall be designated as Directors by the person or persons holding a majority of the total Shares at the time outstanding.

             (d) Notwithstanding anything to the contrary herein, no Director shall be permitted to take office until he has executed and delivered to the Company a confidentiality agreement in the form set forth in Exhibit C hereto.

74.          (a)          Any Shareholder or class of Shareholders designating a
                          Director may by notice in writing to the Company and to the other Shareholders request the removal of such Director and designate another person to be elected in his place in accordance with Bye-law 73(a). Upon the sale or transfer of Shares held by a Shareholder with the result that such Shareholder ceases to hold such percentage of the issued and outstanding Shares that entitled it to designate such total number of Directors calculated pursuant to Bye-law 73(a), there shall be delivered to the Company, upon the closing of such sale or transfer, written resignations of such number of Directors as such Shareholder is no longer entitled to designate pursuant to Bye-law 73(a). Any
                          Shareholder may, by notice to the Company, (i) at any time request the removal of any Resident Director who ceases to be a resident of Bermuda or (ii) request the removal of any Director or Directors designated pursuant to Bye-law 73(a) by a Shareholder that, at the time of such request, does not hold such percentage of the issued and outstanding Shares that entitled it to designate such Director or Directors pursuant to Bye-law 73(a).

             (b) The Company shall in a special general meeting or class meeting called for that purpose remove a Director whose removal is requested pursuant to Bye-law 74(a); PROVIDED that notice of any such meeting shall be served upon the Director concerned not less than fourteen days before the meeting. Any vacancy created by the removal of a Director at a special general meeting or class meeting may be filled at the meeting by the election of another Director in his place.

             (c) Each Shareholder shall vote or execute a written consent with respect to all Shares as to which it is entitled to vote so as to secure the due appointment as Directors and/or continuation in office of all persons designated in accordance with Bye-laws 73 and 74.

75. If any Director is removed in accordance with the provisions of Bye-law 74, the Shareholder (or Shareholders, jointly and severally, if more than one) who designated such Director shall be responsible for and shall hold harmless the other Shareholders and the Company from and against any claim for compensation arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings, including, without limitation, the fees, disbursements and related charges of counsel.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

76. The office of a Director shall be vacated upon the happening of any of the following events:

             (i) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

             (ii) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

             (iii) if he becomes bankrupt or compounds with his creditors;

             (iv)         if he is prohibited by law from being a Director;

             (v) if he ceases to be a Director by virtue of the Companies Acts;

             (vi) if he is removed from office pursuant to these Bye-laws; or

             (vii) if he is no longer qualified to serve as a Director pursuant to any provision of these Bye-laws.

                               ALTERNATE DIRECTORS

77. Each Director may appoint an alternate (an "Alternate Director") to represent him at meetings of the Board which he is unable to attend; PROVIDED, HOWEVER, that a Director appointed pursuant to Bye-law 73(c) may not appoint an Alternate Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

78. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in such Director's absence.

79. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent MUTATIS MUTANDIS as if he were a Director. Every person acting as an Alternate Director shall have the vote(s) of each Director for whom he acts as alternate (in addition to his own vote(s) if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provide to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

            DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

80. The remuneration, if any, of the Directors for their services as Directors shall be determined from time to time by, and be subject to the approval of, Shareholders holding a majority of the Total Voting Power. Each Director shall be paid his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any such remuneration shall be the same for all Directors except where a Director has entered into an agreement with the Company for the provision of executive services, in which event such Director shall be entitled to remuneration for such executive services as provided in such agreement (and may, to the extent provided in such agreement, receive no remuneration, or a lesser amount of remuneration than that received by other Directors, for his services as a Director).

81. The Shareholders may from time to time by resolution appoint one of the Directors to be a managing director and may similarly appoint one or more of the Directors to hold any other employment or executive office with the Company (except that of auditor) for such period and upon such terms as the Shareholders may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

                              DIRECTORS' INTERESTS

82.          (a)          A Director may hold any other office or place of
                          profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Shareholders may determine in accordance with Bye-law 81, and may be paid such remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Shareholders may determine in accordance with Bye-law 80.

             (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

             (c) Subject to the provisions of the Companies Acts and Bye-law 39, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested, and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested or with which the Company proposes to contract. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it deems appropriate, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

             (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and, subject to Bye-law 39, no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

             (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD

83. Subject to the provisions of the Companies Acts and these Bye-laws, including, without limitation, Bye-law 38, and to any directions given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-law shall not be limited by any special power given to the Board by these Bye-laws and, except as otherwise specifically provided in these Bye-laws, a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

84. The Board may, subject to Bye-law 38, exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

85. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

86. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person, including any Director or former Director, who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any Shareholder or his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

                        DELEGATION OF THE BOARD'S POWERS

87. The Board may, subject to Bye-law 38, by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may deem appropriate, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may deem appropriate, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

88. The Board may entrust to and confer upon any Director or, subject to Bye-law 38, any officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it deems appropriate, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

89. The Board may delegate, subject to Bye-law 38, to the extent consistent with applicable law, any of its powers, to the officers of the Company or to a committee or committees consisting of such Directors or other persons as the Board shall determine. Any officer or any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on him or it by the Board. If the Board so authorises or requests, auditors, consultants, advisers and employees shall be permitted to attend and speak at meetings of the Board, but not to vote.

                            PROCEEDINGS OF THE BOARD

90.          (a)          The Board may meet for the dispatch of business,
                          adjourn and otherwise regulate its meetings as it deems appropriate. Meetings of the Board may be called by the Chairman of the Board and shall be called by such Chairman upon written request of at least one
                          Director.

             (b) At each meeting of the Board and in respect of each resolution proposed to the Board, each Director shall be entitled to exercise one vote. All resolutions proposed at any meeting of the Board shall be passed by simple majority of votes cast at such meeting except where a greater majority is required by these Bye-laws or the Companies Acts. In the case of an equality of votes the resolution shall be deemed to have failed.

91. Unless waived by all the Directors entitled to receive notice of such meeting, not less than seven full days' notice of all meetings (or three full days' notice for telephonic meetings) of the Board or of a committee of the Board shall be given to each Director or member of such committee, together with an agenda of the business to be transacted at such meeting and all papers to be circulated or presented to the same. Matters not included on such agenda may not be considered at such meeting without the consent of (a) two-thirds of the Directors then in office or members of such committee, as the case may be, or (b) Directors holding at least two-thirds of the total number of votes entitled to be exercised by all Directors then in office or all members of such committee, as the case may be. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or sent to him by post, cable, telex, facsimile or other mode of representing or reproducing words in a legible and non-transitory form at the address for notice specified by such Director (or, if none, to the Shareholder or Shareholders who appointed him). Any notice or resolution so given or transmitted by commercial courier shall be deemed to have been delivered on the date of actual delivery thereof and any notice or resolution given by facsimile or telex shall be deemed to have been delivered on the date that the facsimile or telex is dispatched and confirmation of receipt (electronic or otherwise) is made. A Director may waive notice of any meeting either prospectively or retrospectively. As soon as practicable after each such meeting, a copy of the minutes of that meeting shall be sent to each Director. The Resident Representative, if any, shall, upon delivering written notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and receive minutes of all meetings of the Board.

92. No meeting of the Board may proceed to business or transact any business unless a quorum is present at such meeting. For these purposes, a quorum of the Board shall be two Directors present in person or represented by an Alternate Director at the relevant meeting; PROVIDED that if any Director other than a Resident Director is present at a meeting, a quorum shall be Directors present in person or represented by an Alternate Director at such meeting representing at least 51 percent of the total voting power of the Entire Board. Meetings of Directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in a meeting by a Director or Alternate Director through such means shall constitute presence in person at such meeting. In the event that a quorum of the Directors is not so present at a duly convened Board meeting, that meeting shall be adjourned for two days to the same time and place.

93.          (a)          Any Director who ceases to be a Director at a Board
                          meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

             (b) Except as provided in Bye-law 39, a Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

94. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

95. The Directors shall elect one of their number to be the Chairman of the Board (the "Chairman"). The Chairman shall hold office until his successor is elected by the Board. The Chairman, and in his absence the Deputy Chairman, shall preside as chairman at every meeting of the Board. If there is no such Chairman and Deputy Chairman, or if at any meeting the Chairman and the Deputy Chairman are not present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting. The Chairman and Deputy Chairman shall not be entitled, by virtue of such capacity, to exercise a vote (casting or otherwise) at any meeting of the Board.

96. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

97. Subject to Bye-law 38, a resolution of the Board or of a committee of the Board shall be validly passed without a meeting if the text of the resolution has been unanimously approved in writing by all the Directors or by all members of such committee, as the case may be. Such resolution shall be sent by post or facsimile to each Director entitled to receive notice of such meeting in accordance with the notice provisions of Bye-law 117. Such resolution shall take effect at the time when the last of the written approvals is actually received by the Company. Such resolution may be contained in one document or in several documents in the like form, each signed by one or more of the Directors or members of the committee concerned.

98. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or member of such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                    OFFICERS

99. The officers of the Company shall include, at the discretion of the Board, (i) a Chairman and a Deputy Chairman or (ii) a President and a Vice President who shall be elected by the Board and who shall be Directors. In addition, the Board may appoint any person to hold such other office (including any additional Vice-Presidencies) as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Except as provided in the Companies Acts or these Bye-laws, the powers and duties of the officers of the Company shall be such, if any, as are determined from time to time by the Board.

                                     MINUTES

100. The Directors shall cause minutes to be made and books kept for the purpose of recording:

             (i)          all appointments of officers made by the Directors;

             (ii) the names of the Directors and other persons, if any, present at each meeting of the Board and of any committee;

             (iii) all proceedings at meetings of the Company, of the Board, of the holders of any class of Shares in the Company, and of committees; and

             (iv)         all proceedings of managers, if any.

                      SECRETARY AND RESIDENT REPRESENTATIVE

101. The Secretary, and, if required, the Resident Representative, shall be appointed by the Board at such remuneration, if any, and upon such terms as it may deem appropriate and any Secretary so appointed may be removed by the Board.

             The duties of the Secretary and Resident Representative shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board.

102. A provision of the Companies Acts or these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

103.         (a)          The Seal shall consist of a circular metal device with
                          the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type-written across the centre thereof.

             (b)          The Board shall provide for the custody of every Seal.
                          A Seal shall only be used by authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by a Director and by the Secretary or by two Directors or by any two persons authorised either generally or specifically by the Board to attest to the use of the Seal; PROVIDED that the Secretary or a Director or any such authorised person may affix a Seal over his signature only to authenticate copies of these Bye-laws, the minutes of any meeting or any other documents requiring authentication.

                          DIVIDENDS AND OTHER PAYMENTS

104. Subject to Bye-law 38, the Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

105. No dividend, distribution or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

106. Any dividend, distribution, interest or other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post addressed to the holder at his address as appearing in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the Shares held by such joint holders.

107. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

108. Subject to Bye-law 38 and upon the Resolution of the Company, the Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it deems expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES

109. Subject to Bye-law 38, the Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it deems proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time deem appropriate. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALISATION OF PROFITS

110. Subject to Bye-law 38, the Company may, upon the recommendation of the Board, at any time and from time to time resolve by Resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and, accordingly, that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied in payment in full of unissued Shares, debentures or other obligations of the

             Company, to be allotted and distributed or credited as fully paid amongst such Shareholders, and the Board shall give effect to such Resolution; PROVIDED that for the purposes of this Bye-law, any sum standing to the credit of a share premium account may only be applied in crediting as fully-paid Shares of the same class as that from which the relevant share premium was derived and PROVIDED FURTHER that, in respect of any capitalisation of any sum standing to the credit of the share premium account which is required in order to give effect to the terms on which Shares of any class are required or entitled to be converted into Shares of any other class, the Board shall have authority to resolve upon such capitalisation without the need for a resolution of the Company and this Bye-law shall not require any shares to be allotted to the Shareholders or any class of Shareholders proportionately to the number of Shares, or Shares of the relevant class, held by them respectively if the terms of conversion otherwise require.

111. Where any difficulty arises in regard to any distribution under the last preceding Bye-law, the Board may settle the same as it deems expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

112. Notwithstanding any other provisions of these Bye-laws, the Company by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

                               ACCOUNTING RECORDS

113. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions in accordance with the Companies Acts.

114. The records of account shall be kept at the Registered Office or at such other place or places as the Board deems appropriate, and shall at all times be open to inspection by the Directors; PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company by Resolution.

115. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

116. Except and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

117. Any notice, communication or other document (including a share certificate) shall be in writing duly signed by or on behalf of the person giving it and may be delivered to any Shareholder or the Company by sending it by commercial courier or by facsimile or telex to such Shareholder at his address as appearing in the Register or in any case at such other address as the Shareholder in question may notify the other Shareholders in accordance with this Bye-law 117 or to the Company at its Registered Office. In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. A copy of any notice or other communication to a Shareholder shall also be sent to such specified person at such address as may be notified by such Shareholder to the other Shareholders in the manner aforesaid; PROVIDED that a failure to send such copy shall not invalidate any notice or other communication to the Shareholder concerned. Any notice given by commercial courier shall be deemed to have been delivered on the date of actual delivery thereof and any notice by facsimile or telex shall be deemed to have been delivered on the date that the facsimile or telex is dispatched and confirmation of receipt (electronic or otherwise) is made.

118. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.


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

                                   WINDING UP

119. In the event of the Company being wound up by way of a voluntary winding-up, the Shareholders will select a liquidator who is (i) an attorney qualified to practice in Bermuda and (ii) acceptable to all the Shareholders. If the Shareholders are unable in the first instance to agree on the selection of a liquidator, the Shareholders agree to discuss such selection in good faith for a period of 30 days. If the Shareholders are unable to reach agreement at the conclusion of such 30 day period, the Company shall require the nomination of a liquidator by the Institute of Chartered Public Accountants of Bermuda.

120. The Shareholders shall prove in the winding-up of the Company to the maximum extent permitted by law for all sums due or to fall due to them respectively from the Company and shall exercise all rights of set-off and generally do all such other acts and things as may be available to them in order to obtain the maximum receipts and recoveries.

121. Subject to these Bye-laws, to the extent that any Shareholder does not receive satisfaction in full in the winding-up of the Company of all sums due or to fall due to it as a creditor of the Company then the aggregate shortfall between the sums due or to fall due to the Shareholders and the aggregate of all amounts actually recovered by the Shareholders from the Company or its liquidator (whether by direct payment or the exercise of any right of set-off or otherwise) shall be calculated and apportioned between the Shareholders in proportion to the respective sums due or to fall due to each Shareholder as a creditor of the Company, and, if necessary, the Shareholders shall make payments to each other to ensure that each Shareholder receives its respective share of the aggregate of all amounts recovered and bears its respective share of the aggregate amount of such shortfall.

                                    INDEMNITY

122. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-law 89 and any Resident Representative shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative (whether acting in such capacity before or after the date of these Bye-laws) and the indemnity contained in this Bye-law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, PROVIDED ALWAYS that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Acts or which by virtue of any rule of law would otherwise attach to the person seeking indemnification pursuant hereto in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to his activities on behalf of the Company.


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

123. Every Director, officer and member of a committee duly constituted under Bye-law 89 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

124. To the extent that any Director, officer or member of a committee duly constituted under Bye-law 89 or any Resident Representative is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or affecting such discharge. In addition, the Company will advance to any person who may be entitled to indemnification hereunder in respect of civil liabilities, loss, damage or expense, amounts necessary to pay the reasonable fees and expenses of counsel to such indemnified person upon presentation of invoices therefor, provided that the Company need not so advance such amounts unless and until the person requesting the same shall have delivered to the Company a binding contract to refund such amounts to the Company if such person ultimately should be found not to be entitled to indemnification hereunder.

                        DIRECTORS AND OFFICERS INSURANCE

125. Notwithstanding section 98 of the Companies Act 1981, the Company may purchase and maintain insurance for the benefit of any officer of the Company and any Resident Representative against any liability incurred by him under section 97(1)(b) of that Act in his capacity as an officer of the Company or indemnifying such officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or such Resident Representative may be guilty in relation to the Company or any subsidiary thereof.

                         TRANSFER BY WAY OF CONTINUATION

126. If the Company is permitted in accordance with the provisions of the Companies Acts, it shall, subject to the provisions thereof, have the power to negotiate by way of continuation as a body corporate under the laws of any jurisdiction outside Bermuda and to be discontinued in Bermuda.

                             ALTERATION OF BYE-LAWS

127. Subject to Bye-laws 5 and 38, these Bye-laws may be amended from time to time in the manner provided for in the Companies Acts.

128. The Company and each Shareholder acknowledges the various rights and remedies under the terms of the Financing Documents (as defined in the Credit Agreement) that have been granted to the lenders providing financing to the Company thereunder, and the Company and each Shareholder further acknowledges that such lenders shall have all rights and remedies set forth therein.

129.         (a)          Notwithstanding any other provision of these Bye-laws,
                          none of the restrictions on the transfer of any Shares or any interests or rights therein (or


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

                          the registration or recognition thereof) contained in these Bye-laws shall be applicable with respect to any transfer permitted by Bye-law 23(p)(iv), and any transferee (including any Collateral Trustee) of any such permitted transfer of Shares or any interests or rights therein shall hold such Shares free and clear of any transfer restrictions imposed by these Bye-laws.

             (b) No action which is taken or is to be taken by any Collateral Trustee (or any secured party under any Financing Document) pursuant to or in accordance with the terms of any Pledge Agreement (including any such permitted transfer or the registration or recognition thereof and any exercise of any voting right) shall be subject to the payment by any person of any funding or other obligations of any Shareholder or to any restrictions imposed by Bye-laws 18, 19, 20 or 21.

130. If one or more of the provisions contained in these Bye-laws, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of these Bye-laws, which shall be given full effect, without regard to the invalid or unenforceable portions.


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